UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2020

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place,	Birmingham,	AL	35209
(Address of Principal Executive Office )			(Zip code)

Registrant’s telephone number, including area code:	(205)	877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 REGULATION FD DISCLOSURES
Attached as Exhibit 99.1 and incorporated into this Item 7.01 by reference is our news release relating to the dividend referred to in Item 8.01 below.
Additionally, at its regular meeting today, our Board of Directors set May 25, 2021 as the date of the 2021 Annual Meeting of Shareholders to be held at our headquarters in Birmingham, Alabama. The record date for the meeting is March 29, 2021.
ITEM 8.01 OTHER EVENTS
On December 2, 2020, our Board of Directors declared a regular dividend of $0.05 per common share payable on January 7, 2021 to shareholders of record as of December 22, 2020. For 2020, our dividend policy anticipates a total annual dividend payment of $0.72 per share. On an annualized basis going forward, our policy anticipates annual dividends of $0.20 per share. That policy also considers the irregular payment of special dividends, which may or may not occur in the future. Any decision to pay future cash dividends will be subject to the Board's final determination after a comprehensive review of the company's financial performance, future expectations and other factors deemed relevant by the Board.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
99.1 News release issued on December 2, 2020 disclosing ProAssurance's declaration of a cash dividend of $0.05 per common share payable on January 7, 2021 to shareholders of record as of December 22, 2020.
SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 2, 2020

PROASSURANCE CORPORATION
by: /s/ Jeffrey P. Lisenby
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Jeffrey P. Lisenby General Counsel

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